Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American DG Energy Inc. of our report dated April 9, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of American DG Energy Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts

September 19, 2014